UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 17, 2021

Laredo Oil, Inc.
(Exact Name of Registrant as Specified in Charter) 333-153168
(Commission File Number)

Delaware	26-2435874
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Guadalupe Street, Ste. 260 Austin, Texas	78705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 337-1199

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01. Entry into a Material Definitive Agreement.

Effective as of February 3, 2021, Laredo Oil, Inc. (the “Company”) entered into a Note (the “Note”) with First Horizon Bank for $1,233,655.00 for a Second Draw loan pursuant to the terms of the Paycheck Protection Program (“PPP”) authorized by the Coronavirus Aid, Relief, and Economic Security (CARES) Act and related legislation and regulations (the “Program Rules”). The Note will accrue interest on the outstanding principal sum at the rate of 1.0% per annum, and is due five years from the date of the Note, at which time all unpaid principal, accrued interest and any other amounts will be due and payable. The Company will not be obligated to make any payments of principal or interest if the Company submits a loan forgiveness application to First Horizon within 10 months after the end of the Company's covered loan forgiveness period (as defined and interpreted by the Program Rules) and such loan forgiveness is allowed. If the Company does not submit a loan forgiveness application within 10 months after the end of the Company's loan forgiveness covered period (and such forgiveness is not allowed), the Company must begin paying principal and interest after that period (or after notice that such forgiveness is not allowed). The Company did not provide any collateral or guarantees for the loan, nor did the Company pay any facility charge to obtain the loan. The Note provides for customary events of default, including, among others, those relating to failure to make payment, bankruptcy, breaches of representations and material adverse effects. The Company may prepay the Note at any time without payment of any penalty or premium.

As noted above, under the terms of the Program Rules, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and the maintenance of the Company’s payroll levels. No assurance can be given that the Company will obtain forgiveness of the loan, in whole or in part.

The foregoing is a description of the material terms and conditions of the Note and is not a complete discussion of the Note. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Note, which will be filed as an exhibit to the Company’s next periodic report filed with the Securities and Exchange Commission and will be incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO OIL, INC.

Date: February 23, 2021	By:	/s/ Bradley E. Sparks
Bradley E. Sparks
Chief Financial Officer and Treasurer

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